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                                                                   EXHIBIT 10(i)

                       KEY EMPLOYEES PERFORMANCE UNIT PLAN
                                       FOR
                        THE DUN & BRADSTREET CORPORATION
                                AND SUBSIDIARIES


1.    PURPOSE OF THE PLAN

      The purpose of the Plan is to aid The Dun & Bradstreet Corporation ("Dun & Bradstreet") and its subsidiaries (collectively, the "Company") in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of performance units. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their interest in the long-term performance of the Company.

2.    ADMINISTRATION

      The Board of Directors of Dun & Bradstreet shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee (a) shall not be eligible to participate in the Plan, (b) shall not at any time within one year prior to his or her appointment have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of Dun & Bradstreet or any of its affiliates may have been granted, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934, and (c) from and after April 16, 1996, shall be an "outside director" as defined in the regulations under Section 162(m) of the Internal Revenue Code (the "Code"). The Committee shall have the authority, consistent with the
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Plan, to determine the provisions of the performance units to be granted, to interpret the Plan and the performance units granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and the performance units, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

3.    ELIGIBILITY

      Key employees (but not members of the Committee and any person who serves only as a Director) of the Company, who are from time to time responsible for the management, growth and protection of the business of the Company, are eligible to be granted performance units under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its discretion, from among those eligible, and the Committee shall determine, in its discretion, consistent with the terms of the Plan, the terms and conditions of the performance units granted to each participant. The granting of a performance unit under the Plan shall impose no obligation on Dun & Bradstreet or any subsidiary to continue the employment of a participant and shall not lessen or affect the right to terminate the employment of a participant.

4.    PERFORMANCE UNITS

      Performance units ("Units") granted under this Plan shall be subject to the following terms and conditions:

      (a) Award Period. The Award Period for a Unit shall be established by the Committee at the time of grant and shall be not more than four (4) calendar years in length. The Committee may provide that the Award Period for such Units shall begin with the calendar year during which such Units are granted. Notwithstanding any other provision of the Plan, if the Committee anticipates that the Company will be distributing to the Company's shareholders the voting securities of any


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entity then wholly owned by the Company ("Newco"), then the Committee may establish a separate Award Period for those employees who continue employment with the Company following the date on which the voting securities of Newco are distributed to the Company's shareholders (the "Spin-off Date"), which Award Period may commence on the first day of the next calendar year and terminate on the earlier of the last day of such year or the Spin-off Date.

      (b) Valuation of Units. (i) Payment values for each Unit, which may be in cash, in restricted stock issued pursuant to the Key Employees Restricted Stock Plan or other restricted stock plan of Dun & Bradstreet as in effect from time to time, in performance shares of common stock in the Company or in any combination of the foregoing, shall be established by the Committee, together with targets to be achieved during the Award Period for one or more performance measures, no later than March 31 of the first year of the Award Period; such performance measures, targets and Unit payment schedules shall govern the valuation of Units for award payment determination purposes.

      (ii) The Committee shall select performance measures for each Award Period from the following: (1) earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to shareholders, and average sales growth, each of which may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures; and (2) with respect to participants other than executive officers of Dun & Bradstreet (as such are determined by the Committee), priority objectives or other qualitative measures. Executive officers shall include "covered employees" as defined in the regulations under Section 162(m) of the Code.

      (iii) The Committee may increase or decrease targets and/or Unit payment schedules if in its sole judgment there have been extraordinary occurrences, not anticipated when Unit grants


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were approved, which significantly have affected or may affect the Company's earnings or other performance measures, except that no increase may be made with respect to awards earned by executive officers, and no change in the targets applicable to executive officers may be made during the Award Period. Notwithstanding the above, any expenses incurred either before or after a Change in Control (as defined below) occurs, as a result of a Change in Control, as determined by the Company's outside accountants as of the date the Change in Control occurs, shall not be taken into account in determining whether performance criteria and targets have been achieved, and in no event shall a Change in Control constitute an extraordinary occurrence which could justify a change in performance criteria, targets and/or Unit payment schedules.

      (iv) In calculating whether the performance targets for executive officers have been met, the Committee (A) will make appropriate conforming adjustments in the performance measures or the targets to exclude the effects of any corporate transactions such as acquisitions, divestitures and reorganizations, and (B) will not take into account extraordinary accounting changes or items (as defined under generally accepted accounting principles), restructuring charges, nonrecurring events, or any unusual events affecting earnings by more than 10%, which in any such case affect the results that otherwise would have been attained under the applicable performance measures.

      (c) Payment of Units. As promptly as practicable after the completion of an Award Period, the Committee shall determine what, if any, award payments have been earned with respect to related Units. Payment shall be made to participants in cash, in restricted stock shares, in performance shares of common stock in the Company or in any combination of the foregoing, as established by the Committee, promptly after the date the Committee makes such determination. For purposes of such payment, restricted stock shares and performance shares shall be valued at the fair market price (i.e., the average of high and low trading prices) on the business day before the date of such determination. The Company shall require payment by participants of any


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amounts the Company may determine to be necessary to withhold for federal, state or local taxes, except that the Committee may permit a participant to elect to have a portion of any restricted stock deliverable in payment of an award withheld to provide for payment of any such taxes.

      (d) Termination of Employment. Units held by a participant whose employment with the Company or any of its subsidiaries terminates for any reason less than one year after the date of grant of such Units shall be canceled. If employment terminates more than one year after the date of grant by reason of disability, death or retirement, the participant shall receive full payment of the final value of the Units the participant has been granted. If employment terminates more than one year after the date of grant by reason of termination by the Company (other than for cause), the Committee may, at its discretion and subject to such limitations and at such time or times as it may deem advisable, provide for a pro rata payment of the final value of the Units the participant has been granted. If employment terminates more than one year after the date of grant for any reason not specified above in this Section 4(d), Units held by a participant shall be canceled. Participants shall receive no payment with respect to canceled Units. Pro rata payment shall be based upon the number of completed months of the Award Period during which the participant was an employee relative to the total number of months in the full Award Period. Such payment shall be made as promptly as practicable after the completion of the applicable Award Period unless the Committee shall determine, in the event of the participant's termination by the Company (other than for cause), to make an earlier payment. The full amount of any award payment to terminated participants hereunder shall be paid in cash.

      (e) Non-Assignability. Each Unit granted under this Plan shall by its terms be nontransferable by the participant except by will or the laws of descent and distribution. Each Unit shall be payable during a participant's lifetime only to the participant.


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      (f) Limitation on Value of Units. The total of all payments to any participant under this Plan, including cash, restricted stock and/or performance shares, in any calendar year shall not exceed $6,000,000.

      (g) Other Terms and Conditions. The Committee may impose such other terms, provisions and conditions, not inconsistent with the Plan, as it shall determine in its sole judgment. Notwithstanding the restrictions contained herein with respect to executive officers, the Committee may decide to make awards or allow payment of awards to executive officers without regard to said restrictions (i) if the Committee decides that special or unforeseen circumstances make such action advisable or (ii) if such executive officers do not thereby become "covered employees."

5.    TRANSFERS AND LEAVES OF ABSENCE

      For purposes of the Plan: (a) a transfer of an employee from the Company to a subsidiary or vice versa, or from one subsidiary to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.




6.    CHANGE IN CONTROL

      (a)(i) With respect to Units granted on or prior to October 15, 1997, upon the occurrence or potential occurrence of certain events defined by the Committee, including without limitation, a merger, consolidation, combination, reorganization or other transaction in which the Company is not


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the surviving corporation or in which the determination of whether performance criteria and targets of outstanding Units will be satisfied at the end of the Award Period otherwise is impaired (any such event, a "Triggering Event"), or a "Change in Control" of the Company, Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in full, with the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved.

      (ii) With respect to Units granted after October 15, 1997, (1) upon the occurrence or potential occurrence of any Triggering Event that does not constitute a "Change in Control" of the Company, Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in an amount equal to the product of (A) the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved at 100%, multiplied by (B) a fraction, the numerator of which is the number of days in the Award Period prior to the occurrence of the Triggering Event and the denominator of which is the number of days in the Award Period; and (2) upon the occurrence of a "Change in Control," Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in full, with the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved at 100%.

      (b) For all purposes of this Plan, "Change in Control" means (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act),


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directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

      (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

      (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "Person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

      (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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      (c) If the Company has not fulfilled a commitment to make a restricted stock award under a Company restricted stock plan to the participant at the time of the payment of the participant's Units, the Committee shall authorize an immediate payment in cash under this Plan to the participant equal in amount to the value of such restricted stock award without restrictions.

7.    AMENDMENTS

      The Committee may amend or discontinue the Plan in its sole discretion, but no amendment or discontinuation shall be made which would impair the rights of the participant under any Unit granted on or prior to October 15, 1997 without the participant's consent, or which, without the approval of the shareholders of the Company, would change (a) the performance measures in
Section 4(b) with respect to "covered employees," (b) the individuals or class of individuals eligible to participate in the Plan, or (c) the maximum amount payable to an individual participant under the Plan; provided, however, that upon the occurrence of a Change in Control of the Company, no amendment or discontinuation shall be made which would impair the rights of the participant under any Unit theretofore granted without the participant's consent.

8.    EFFECTIVENESS

      The amendments proposed in 1996 became effective upon approval by the shareholders at the 1997 Annual Meeting. Sections 6(a) and 7 as amended became effective upon approval by the Board of Directors at its October 15, 1997 meeting. Section 4(a) as amended became effective upon approval by the Board of Directors at its December 17, 1997 meeting.


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